FOURTH AMENDMENT TO
                      AMENDED AND RESTATED CREDIT AGREEMENT


         THIS FOURTH AMENDMENT TO AMENDED AND RESTATED CREDIT AGREEMENT ("Fourth Amendment") dated as of August 20, 1999 by and among SHAW INDUSTRIES, INC., a corporation organized under the laws of the State of Georgia (the "Borrower"), the Lenders appearing on the signature pages hereof (the "Lenders"), and BANK OF AMERICA, N.A. (f/k/a NationsBank, N.A.), as Issuing Bank and Administrative Agent.

         WHEREAS, the Borrower, the Lenders, the Issuing Bank and the Agents entered into that certain Amended and Restated Credit Agreement dated as of March 16, 1998, as amended by that certain First Amendment to Amended and Restated Credit Agreement dated as of August 7, 1998, that certain Second Amendment to Amended and Restated Credit Agreement dated as of October 6, 1998 and that certain Third Amendment to Amended and Restated Credit Agreement dated as of October 15, 1998 (as so amended, the "Credit Agreement"), pursuant to which the Lenders made certain financial accommodations available to the Borrower;

         WHEREAS, the Borrower has requested that the Lenders amend the Credit Agreement on the terms and conditions set forth herein; and

         WHEREAS, the Lenders are willing to so amend the Credit Agreement on the terms and conditions set forth herein.

         NOW, THEREFORE, for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties, the parties hereto agree as follows:

         Section 1.  Specific Amendments to Credit Agreement.

         (a) The Credit Agreement is hereby amended by deleting the defined term "Quarterly Dates" contained in Section 1.1 thereof and substituting in lieu thereof the following:

                  " 'Quarterly Dates' means the last Business Day of March, June, September and December of each year."

         (b) The Credit Agreement is hereby further amended deleting the defined term "Swing Line Amount" contained in Section 1.1 thereof and substituting in lieu thereof the following:

                  " 'Swing Line Amount' means $75,000,000."

         (c) The Credit Agreement is hereby further amended by deleting subsection (d) contained in Section 5.5. thereof and substituting in lieu thereof the following:

                  "(d) Interest on Swing Line Loans. Subject to the provisions of Section 5.6, interest on each Swing Line Loan shall accrue at an interest rate per annum during the Interest Period for such Swing Line Loan equal to the Money Market Rate for such Interest Period then in effect for such Swing Line Loan and shall be payable (i) on the last Business Day of each calendar month and (ii) at the maturity (other than the end of the Interest Period with respect thereto) of such Swing Line Loan (and after maturity (whether by acceleration or otherwise) upon demand). All determinations by the Swing Line Lender of an interest rate hereunder shall be conclusive and binding on the Borrower for all purposes, absent manifest error."

         (d) The Credit Agreement is hereby further amended by deleting the last sentence contained in subsection (a) of Section 5.15. thereof and substituting in lieu thereof the following:

                  "The foregoing fees shall be calculated on a per annum basis and shall be paid in arrears (a) on the Effective Date and (b) on each Quarterly Date thereafter, and such fees shall be deemed fully earned when due and non-refundable."

         Section 2.  Effectiveness of Amendment.

         This Fourth Amendment, and the amendments effected hereby, shall be effective only upon the satisfaction of each of the following conditions precedent to effectiveness:

         (a) this Fourth Amendment shall be executed and delivered by each of the Borrower, the Issuing Bank, the Administrative Agent and the Requisite Lenders; and

         (b) the Administrative Agent shall have received a certificate dated the date hereof from the Chief Financial Officer or the Treasurer of the Borrower certifying that, immediately prior to and after giving effect to the amendment contemplated hereby, no Default or Event of Default under the Credit Agreement exists.

         Section 3.  Representations and Warranties.

         (a) In order to induce the Lenders to enter into this Fourth Amendment, the Borrower hereby reaffirms each of the representations and warranties of the Borrower contained in the Credit Agreement as of the date hereof except for either: (i) the occurrence of any event that would render such representations or warranties untrue, but that is expressly permitted by the terms of the Credit Agreement or which would not cause an Event of Default under the Credit
Agreement or (ii) the occurrence of any event that would render such representations or warranties untrue but that previously has been disclosed in writing to the Lenders.

         (b) The execution, delivery and performance of this Fourth Amendment by the Borrower does not require the consent of any other Person under any document, instrument or agreement to which the Borrower is a party or under which the Borrower is bound.

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

         Section 4.  References to the Credit Agreement.

         Each reference to the Credit Agreement in any of the Loan Documents shall be deemed to be a reference to the Credit Agreement, as amended by this Fourth Amendment, and as the same may be further amended, restated, supplemented or otherwise modified from time to time in accordance with Section 13.6 of the Credit Agreement. Further, the Borrower and the Lenders hereby acknowledge and agree that all references to "NationsBank, N.A." in its individual capacity or in its capacity as Issuing Bank and/or Administrative Agent (and any defined term used to designate "NationsBank, N.A." in its individual capacity or in its capacity as Issuing Bank and/or Administrative Agent) contained in the Credit Agreement and the other Loan Documents shall be deemed to be references to "Bank of America, N.A.".

         Section 5.  Benefits.

         This Fourth Amendment shall be binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and assigns.

         Section 6.  GOVERNING LAW.

         THIS FOURTH AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

         Section 7.  Effect.

         Except as expressly herein amended, the terms and conditions of the Credit Agreement shall remain in full force and effect without amendment or modification, express or implied.

         Section 8.  Counterparts.

         This Fourth Amendment may be executed in any number of counterparts, each of which shall be deemed to be an original and shall be binding upon all parties, their successors and assigns.

         Section 9.  Definitions.

         All capitalized terms which are used herein and not otherwise defined herein shall have the meanings given such terms as set forth in the Credit Agreement.

                    [Signatures Contained on Following Page]

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

  [Signature Page to Fourth Amendment to Amended and Restated Credit Agreement dated as of August 20, 1999 with Shaw Industries, Inc.]


         IN WITNESS WHEREOF, the parties hereto have caused this Fourth Amendment to Amended and Restated Credit Agreement to be executed under seal by their duly authorized officers as of the date first above written.

                         THE BORROWER:

                         SHAW INDUSTRIES, INC.


                         By:  ________________________________________________
                         Title:  _____________________________________________

                         THE ADMINISTRATIVE AGENT:

                         BANK OF AMERICA, N.A., as Administrative Agent


                         By:  ________________________________________________
                         Title:  _____________________________________________

  [Signature Page to Fourth Amendment to Amended and Restated Credit Agreement dated as of August 20, 1999 with Shaw Industries, Inc.]

                        THE LENDERS:

                        BANK OF AMERICA, N.A., as a Lender, Issuing Bank and Swing Line Lender

                        By:  ________________________________________________
                        Title:  _____________________________________________

                        SUNTRUST BANK, ATLANTA


                        By:  ________________________________________________
                        Title:  _____________________________________________


                        By:  ________________________________________________
                        Title:  _____________________________________________

                        WACHOVIA BANK, N.A.


                        By:  ________________________________________________
                        Title:  _____________________________________________

                        FIRST UNION NATIONAL BANK


                        By:  ________________________________________________
                        Title:  _____________________________________________

                        THE FIRST NATIONAL BANK OF CHICAGO


                        By:  ________________________________________________
                        Title:  _____________________________________________


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

  [Signature Page to Fourth Amendment to Amended and Restated Credit Agreement dated as of August 20, 1999 with Shaw Industries, Inc.]


                         THE FUJI BANK, LIMITED, ATLANTA AGENCY


                         By:  ________________________________________________
                         Title:  _____________________________________________

                         SOUTHTRUST BANK, N.A.


                         By:  ________________________________________________
                         Title:  _____________________________________________

                         THE BANK OF TOKYO-MITSUBISHI, LTD.


                         By:  ________________________________________________
                         Title:  _____________________________________________

                         BANQUE NATIONALE DE PARIS, HOUSTON AGENCY


                         By:  ________________________________________________
                         Title:  _____________________________________________

                         GENERAL ELECTRIC CAPITAL CORPORATION


                         By:  ________________________________________________
                         Title:  _____________________________________________

  [Signature Page to Fourth Amendment to Amended and Restated Credit Agreement dated as of August 20, 1999 with Shaw Industries, Inc.]


                         THE INDUSTRIAL BANK OF JAPAN, LIMITED, ATLANTA AGENCY


                         By:  ________________________________________________
                         Title:  _____________________________________________

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